Exhibit 35.2

Feb 26, 2021

Servicer Compliance Statement

For SEMT 2013-2 (see Schedule A)

The undersigned, a duly authorized officer of First Republic Bank (the “Servicer”), does hereby certify that:

(i)

a review of the Servicer’s activities during the reporting period from January 1, 2020 through December 31, 2020 and of its performance under the Agreement (as defined on Schedule A attached hereto) from the above referenced trust during such period has been made under such officer’s supervision, and

(ii)	to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such reporting period.

First Republic Bank

By:	/s/ Ron Tremblay
Name:	Ron Tremblay
Title:	Vice President of Residential Lending
Date:	Feb. 26, 2021

Exhibit 35.2

<for SEMT 2013-2>

SCHEDULE A

1.

Flow Mortgage Loan Sale and Servicing Agreement dated as of July 1, 2010, between Redwood Residential Acquisition Corporation and First Republic Bank, as modified by the Reconstitution Agreement dated January 30, 2013 (the “Agreement”).